UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2014

SABRE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(682) 605-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014, the Board of Directors of Sabre Corporation (the "Corporation") designated Jami B. Cordell, Vice President of Global Accounting, as its principal accounting officer, effective immediately. Richard A. Simonson, Executive Vice President and Chief Financial Officer, was previously designated as the Corporation’s principal accounting officer. Mr. Simonson will continue to serve as the Corporation’s Executive Vice President and Chief Financial Officer, and Ms. Cordell will continue to report directly to him.

Ms. Cordell, 48, joined the Corporation in 1994 and has served as the Corporation’s Vice President of Global Accounting since 2007. Prior to that, she held a variety of accounting positions of increasing responsibility with the Corporation. Ms. Cordell is a Certified Public Accountant and holds a Master of Science in Accounting degree from Oklahoma State University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE CORPORATION

May 29, 2014	By:	/s/ Richard A. Simonson

Name: Richard A. Simonson
Title: Executive Vice President and Chief Financial Officer